PROXY CARD

Leader Short-Term Bond Fund

Special Meeting of Shareholders

February 28, 2007

Unified Series Trust, an Ohio business trust (the “Trust”), will hold a Special Meeting of Shareholders (the “Special Meeting”) of the Leader Short-Term Bond Fund (the “Fund”), a series of the Trust (the “Fund”), on February 28, 2007 at 9:00 a.m. Eastern time at the offices of Unified Fund Services, Inc., 431 North Pennsylvania Street, Indianapolis, Indiana 46204. At the Special Meeting, you and the other shareholders of the Fund will be asked to consider and vote separately as discussed below.

The undersigned hereby appoints each of Anthony J. Ghoston and Heather A. Barnes, as proxy, each with the power to appoint his or her substitute, and hereby authorizes such proxy to represent and to vote, as designated below, all shares of the Leader Short-Term Bond Fund held of record by the undersigned on ________, 2007, at the Special Meeting and any adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes BELOW. If you do not mark any boxes, your Proxy will be voted in accordance with the Board of Trustee’s recommendations. Please sign, date and return this card. The Board of Trustees recommends a vote FOR the proposals.

To vote by Telephone
•	Read the Proxy Statement and have the proxy card below at hand.
•	Call the number indicated on this card.
•	Enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

To vote by Mail
•	Read the Proxy Statement.
•	Check the appropriate boxes on the proxy card.
•	Sign and date the proxy card.
•	Return the proxy card in the envelope provided.

Please mark your votes as in this example. ☐
Proposal		For	Against	Abstain
1.
Approval of the Plan and Reorganization of the Fund into the Leader Short-Term Bond Fund, a series of Trust for Professional Managers (“TPM”), which is discussed in more detail in the accompanying Proxy Statement/Prospectus.
		o	o	o
2.	To transact such other business as may properly come before the Special Meeting, or any adjournment thereof.	o	o	o
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1. By signing and dating the lower portion of this Proxy Card, you authorize the proxies to vote the Proposal as marked, or if not marked to vote FOR the Proposal, and to take their discretion to vote any other matter as may properly come before the Special Meeting. If you do not intend to personally attend the Special Meeting, please complete and mail this Proxy Card at one in the enclosed envelope.

Signature	Date	Signature	Date

NOTE: Please sign your name exactly as your shareholder name or names appear on the account. This will authorize the voting of your shares as indicated. Where shares are registered with joint owners, all joint owners should sign. Persons signing as executors, administrators, trustees, etc. should so indicate.

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